Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS FIRST QUARTER 2013

OPERATING EPS OF $0.55

•	Solid earnings results, consistent with management expectations
•	Continued strong Horace Mann agency sales
•	Book value per share excluding the fair value adjustment for investments of $22.38, up 10% compared to a year ago

SPRINGFIELD, Ill., April 24, 2013 -- Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three months ended March 31, 2013:

Horace Mann Financial Highlights
	Three months ended March 31,
($ in millions, except per share amounts)	2013	2012	Change
Total revenues	$254.6	$244.7	4.0%
Net income	27.0	26.7	1.1%
Net income per diluted share	0.66	0.64	3.1%
Operating income*	22.6	26.4	-14.4%
Operating income per diluted share*	0.55	0.64	-14.1%
Book value per share	31.81	27.37	16.2%
Book value per share excluding the fair value adjustment for investments*	22.38	20.31	10.2%
Property and Casualty segment net income	10.2	13.2	-22.7%
Property and Casualty combined ratio	97.2%	95.0%	2.2	pts
Property and Casualty underlying combined ratio*	95.4%	93.6%	1.8	pts
Annuity segment net income	$11.1	$11.6	-4.3%
Life segment net income	4.3	5.2	-17.3%

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

“Horace Mann’s first quarter operating income was $0.55 per share -- consistent with our expectations, and a solid start for the year,” said Horace Mann’s President and CEO Peter H. Heckman. “In property and casualty, while the combined ratio was higher compared to first quarter 2012, both written and earned premiums increased, retention ratios improved, catastrophe losses were modest and prior years’ reserves continued to develop favorably. In our annuity business, assets under management were up 9% over prior year, more than offsetting the impact of modest spread compression, and earnings benefited from another quarter of positive deferred policy acquisition cost unlocking. And, in our life segment, first quarter sales of Horace Mann products increased 28% compared to a year earlier, while earnings were negatively impacted by higher -- but more typical -- mortality losses.”

Property and Casualty Segment

The property and casualty segment recorded net income of $10.2 million for the quarter compared to $13.2 million for the same period in 2012. The total property and casualty combined ratio of 97.2% and the underlying combined ratio of 95.4% each increased approximately 2 percentage points compared to the first quarter of 2012. Pretax catastrophe losses in the current quarter of $5.7 million, or 4.2 points, were comparable to a year ago. Favorable prior years’ reserve development totaling $3.3 million, or 2.4 points, was recorded in the first quarter, compared to $4.0 million of favorable development recorded in the first quarter of 2012. The combined ratio increase reflected a decrease in anticipated current accident year auto salvage and subrogation recoveries, as well as an anticipated increase in the expense ratio.

Total property and casualty premiums written of $131.9 million increased 3% compared to the three months ended March 31, 2012, driven by increases in average property and auto premiums per policy.

True new auto sales units -- units associated with new Horace Mann auto policyholders -- increased 1% in the current quarter. Reflecting a lower level of sales from additional vehicles added to existing policies, total new auto units decreased 4% compared to a year earlier. For property, new sales units increased 7% compared to the first quarter of 2012. In addition, auto and property policy renewal rates for the current period were approximately 2 percentage points higher than prior year.

Annuity Segment

Annuity segment net income was $11.1 million for the three months ended March 31, 2013, decreasing $0.5 million compared to the same period in 2012. Primarily reflecting growth in assets under management, the net interest margin earned on fixed annuity assets increased 4% compared to the first quarter of 2012, with the related net interest spread of 2.01% decreasing 10 basis points. The evaluation of deferred policy acquisition costs in the quarter had a $1.6 million pretax positive impact on annuity segment earnings compared to a $2.6 million positive impact in the prior year, with the decrease primarily due to financial market performance. Total accumulated account value of $4.9 billion increased 9% compared to March 31, 2012, and total cash value persistency of 95.1% improved nearly 1 percentage point compared to a year earlier.

For the three months ended March 31, 2013, annuity deposits received of $90.2 million decreased 2% compared to the prior year, primarily due to a decrease in scheduled deposit receipts in the current period.

Horace Mann’s annuity sales decreased 3% compared to first quarter 2012. Within this result, annuity sales by Horace Mann’s agency force increased 5%, while sales from the supplemental independent agent distribution channel declined 31% year-over-year.

Life Segment

Life segment net income of $4.3 million for the first quarter decreased $0.9 million compared to the same period in 2012, including an increase in mortality losses in the current period, as well as a slight decrease in investment income. Life persistency of 96% improved slightly compared to 12 months earlier.

Life segment insurance premiums and contract deposits of $23.0 million were comparable to the three months ended March 31, 2012.

New life sales continued to be strong compared to the prior year, with a growth rate of 28% in sales of Horace Mann-manufactured products -- consistent with the company’s strategic intent to significantly increase its underwritten, mortality-based business.

Investment Results

Total net investment income increased 2% compared to the three months ended March 31, 2012. Pretax net realized investment gains were $6.9 million in the current quarter and included no impairment write-downs on securities.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $639.4 million at March 31, 2013 increased 38% compared to a year ago, but decreased modestly compared to December 31, 2012.

Capital Management

During the first quarter of 2013, the company repurchased 89,649 shares of its common stock at an aggregate cost of $1.8 million, or an average price per share of $20.53, under its $50 million share repurchase program. As of March 31, 2013, the program had a remaining authorization of $30.4 million. There were 39,667,063 shares outstanding on March 31, 2013.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s first quarter performance with investors and analysts on April 25, 2013 at 9:30 a.m. Eastern Time. The conference call will be webcast live on the Internet at www.horacemann.com and archived later in the day for replay, which will be available for one month.

Horace Mann -- the largest national multiline insurance company focusing on educators’ financial needs -- provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended March 31,
	2013	2012	% Change
EARNINGS SUMMARY

Net income	$27.0	$26.7	1.1%
Net realized investment gains, after tax	4.4	0.3	N.M.
Operating income (A)	22.6	26.4	-14.4%

Per diluted share:
Net income	$0.66	$0.64	3.1%
Net realized investment gains, after tax	$0.11	$-	N.M.
Operating income (A)	$0.55	$0.64	-14.1%

Weighted average number of shares and equivalent shares (in millions) - Diluted	41.1	41.5	-1.0%

Return on equity (B)	8.7%	7.3%	N.M.

OPERATIONS

Insurance premiums written and contract deposits	$245.1	$242.8	0.9%

Property & Casualty combined ratio	97.2%	95.0%	N.M.
Property & Casualty combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (A)	95.4%	93.6%	N.M.

FINANCIAL POSITION

Per share (C):
Book value	$31.81	$27.37	16.2%
Effect of the fair value adjustment for investments (D)	$9.43	$7.06	33.6%
Book value excluding the fair value adjustment for investments (A)	$22.38	$20.31	10.2%

Dividends paid	$0.195	$0.13	50.0%

Ending number of shares outstanding (in millions) (C)	39.7	39.8	-0.3%

Total assets	$8,457.4	$7,697.0	9.9%
Short-term debt	38.0	38.0	-
Long-term debt	199.8	199.8	-
Total shareholders’ equity	1,261.7	1,088.8	15.9%

ADDITIONAL INFORMATION

Exclusive agencies (E)	620	555	11.7%
Employee agents (F)	129	172	-25.0%
Total	749	727	3.0%

N.M. - Not meaningful.

(A)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”), An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.
(B)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(C)	Ending shares outstanding were 39,667,063 at March 31, 2013 and 39,773,363 at March 31, 2012.
(D)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(E)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company (“Exclusive Agents”). Those agreements state that only the Company’s products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(F)	Agents who have employee status with the Company and by contract market only the Company’s products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2013	2012	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$169.2	$165.5	2.2%
Net investment income	77.4	75.7	2.2%
Net realized investment gains	6.9	0.4	N.M.
Other income	1.1	3.1	-64.5%

Total revenues	254.6	244.7	4.0%

Benefits, claims and settlement expenses	112.7	107.9	4.4%
Interest credited	41.4	40.0	3.5%
Policy acquisition expenses amortized	20.1	17.8	12.9%
Operating expenses	38.8	37.9	2.4%
Interest expense	3.6	3.6	-

Total benefits, losses and expenses	216.6	207.2	4.5%

Income before income taxes	38.0	37.5	1.3%
Income tax expense	11.0	10.8	1.9%

Net income	$27.0	$26.7	1.1%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$131.5	$127.2	3.4%
Involuntary and other property & casualty	0.4	0.5	-20.0%

Total Property & Casualty	131.9	127.7	3.3%

Annuity deposits	90.2	92.0	-2.0%

Life	23.0	23.1	-0.4%

Total	$245.1	$242.8	0.9%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$10.2	$13.2	-22.7%

Annuity	11.1	11.6	-4.3%

Life	4.3	5.2	-17.3%

Corporate and other (A)	1.4	(3.3)	N.M.

Net income	27.0	26.7	1.1%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 5.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2013	2012	% Change
PROPERTY & CASUALTY

Premiums written	$131.9	$127.7	3.3%
Premiums earned	137.9	135.0	2.1%
Net investment income	9.0	8.9	1.1%
Other income	-	1.6	-100.0%
Losses and loss adjustment expenses (LAE)	96.4	93.2	3.4%
Operating expenses (includes policy acquisition expenses amortized)	37.7	35.1	7.4%
Income before tax	12.8	17.2	-25.6%
Net income	10.2	13.2	-22.7%

Net investment income, after tax	7.6	7.5	1.3%

Catastrophe costs, after tax (A)	3.7	3.8	-2.6%
Catastrophe losses and LAE, before tax	5.7	5.9	-3.4%
Reinsurance reinstatement premiums, before tax	-	-	-

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$3.3	$3.3	-
Total property	-	0.7	-100.0%
Other property and casualty	-	-	-
Total	3.3	4.0	-17.5%

Operating statistics:
Loss and loss adjustment expense ratio	69.9%	69.0%	N.M.
Expense ratio	27.3%	26.0%	N.M.
Combined ratio	97.2%	95.0%	N.M.

Effect on the combined ratio of:
Catastrophe costs (A)	4.2%	4.4%	N.M.
Prior years’ reserve development	-2.4%	-3.0%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (B)	95.4%	93.6%	N.M.

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(B)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2013	2012	% Change
PROPERTY & CASUALTY - continued

Additional Operating Information

Automobile and property detail:
Premiums written (voluntary) (A)	$131.5	$127.2	3.4%
Automobile	92.3	89.4	3.2%
Property	39.2	37.8	3.7%

Premiums earned (voluntary) (A)	137.6	134.6	2.2%
Automobile	90.9	88.7	2.5%
Property	46.7	45.9	1.7%

Policies in force (voluntary) (in thousands)	721	723	-0.3%
Automobile	483	485	-0.4%
Property	238	238	-

Policy renewal rate (voluntary) - 12 months
Automobile	85.0%	83.2%	N.M.
Property	89.7%	87.7%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	73.7%	71.8%	N.M.
Expense ratio	27.9%	27.0%	N.M.
Combined ratio	101.6%	98.8%	N.M.

Effect on the combined ratio of:
Catastrophe costs (B)	0.4%	0.5%	N.M.
Prior years’ reserve development	-3.6%	-3.7%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (C)	104.8%	102.0%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	61.6%	63.1%	N.M.
Expense ratio	26.3%	24.1%	N.M.
Combined ratio	87.9%	87.2%	N.M.

Effect on the combined ratio of:
Catastrophe costs (B)	11.4%	11.9%	N.M.
Prior years’ reserve development	0.0%	-1.4%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (C)	76.5%	76.7%	N.M.

N.M. - Not meaningful.

(A)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage, if any, as quantified on page 3.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(C)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,

	2013	2012	% Change
ANNUITY

Contract deposits	$90.2	$92.0	-2.0%
Variable	30.3	27.2	11.4%
Fixed	59.9	64.8	-7.6%
Contract charges earned	5.1	5.0	2.0%
Net investment income	51.3	49.5	3.6%
Net interest margin (without realized investment gains and losses)	20.6	19.9	3.5%
Other income	0.7	0.7	-
Mortality loss and other reserve changes	(0.3)	0.2	N.M.
Operating expenses (includes policy acquisition expenses amortized)	9.6	8.5	12.9%
Income before tax	16.5	17.3	-4.6%
Net income	11.1	11.6	-4.3%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$1.6	$2.6	-38.5%
Guaranteed minimum death benefit reserve	0.1	0.2	-50.0%

Annuity contracts in force (in thousands)	190	185	2.7%
Accumulated value on deposit / Assets under management	$4,927.3	$4,533.1	8.7%
Variable	1,508.3	1,409.1	7.0%
Fixed	3,419.0	3,124.0	9.4%
Annuity accumulated value retention - 12 months
Variable accumulations	94.3%	93.7%	N.M.
Fixed accumulations	95.5%	95.0%	N.M.

LIFE

Premiums and contract deposits	$23.0	$23.1	-0.4%
Premiums and contract charges earned	26.2	25.5	2.7%
Net investment income	17.3	17.5	-1.1%
Income before tax	6.8	8.1	-16.0%
Net income	4.3	5.2	-17.3%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$-	$(0.1)	-100.0%

Life policies in force (in thousands)	201	204	-1.5%
Life insurance in force	$14,701	$14,260	3.1%
Lapse ratio - 12 months
(Ordinary life insurance)	4.3%	4.6%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains	$6.9	$0.4	N.M.
Interest expense	(3.6)	(3.6)	-
Other operating expenses, net investment income and other income	(1.4)	(1.9)	-26.3%
Income (loss) before tax	1.9	(5.1)	N.M.
Net income (loss)	1.4	(3.3)	N.M.

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,

	2013	2012	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized
cost 2013, $4,736.2; 2012, $4,274.4)	$5,312.0	$4,684.2	13.4%
Equity securities, at fair value
(cost 2013, $5.5; 2012, $10.9)	5.2	11.5	-54.8%
Short-term investments	19.6	19.3	1.6%
Short-term investments, securities lending collateral	-	-	-
Policy loans	135.7	129.2	5.0%
Other investments	53.6	26.2	104.6%

Total Annuity and Life investments	5,526.1	4,870.4	13.5%

Property & Casualty
Fixed maturities, at fair value (amortized
cost 2013, $773.7; 2012, $767.1)	831.7	815.9	1.9%
Equity securities, at fair value
(cost 2013, $47.6; 2012, $13.4)	53.5	16.3	228.2%
Short-term investments	0.7	34.7	-98.0%
Short-term investments, securities lending collateral	-	-	-

Total Property & Casualty investments	885.9	866.9	2.2%

Corporate investments	14.1	20.2	-30.2%

Total investments	6,426.1	5,757.5	11.6%

Net investment income
Before tax	$77.4	$75.7	2.2%
After tax	52.1	51.0	2.2%

Net realized investment gains by investment portfolio included in the
Corporate and Other segment income
Property & Casualty	$3.5	$2.7	29.6%
Annuity	2.7	(2.9)	N.M.
Life	0.7	0.6	16.7%
Corporate and Other	-	-	-

Total, before tax	6.9	0.4	N.M.
Total, after tax	4.4	0.3	N.M.
Per share, diluted	$0.11	$-	N.M.

N.M. - Not meaningful.